Exhibit 5.1

May 25, 2023

The Joint Corp.

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

Ladies and Gentlemen:

We have acted as counsel to The Joint Corp. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,200,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share, issuable under The Joint Corp. Amended and Restated 2014 Incentive Stock Plan, as amended (the “Stock Plan”).

As such counsel, we have examined the Registration Statement, the Company’s certificate of incorporation and bylaws, each as amended to date, minutes of meetings and records of proceedings of the Company’s Board of Directors and stockholders authorizing the issuance of the Shares pursuant to the terms of the Plan and the preparation and filing of the Registration Statement under the Securities Act, and such other matters of fact and questions of law as we have considered necessary to form the basis of our opinion.

In the course of this examination, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Our opinion herein is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of our examination, we are of the opinion that the Company has duly authorized and reserved the Shares for issuance under the Plan and that when issued in accordance with the terms of the Plan (including the terms of payment or other consideration, which shall not be less than par value per Share), and when the Registration Statement has become effective under the Securities Act, the Shares will be validly issued, fully paid and non-assessable.

We consent to the use of our opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Johnson and Colmar
Johnson and Colmar